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Exhibit 99.20


                                 [EUROTECH LOGO]


Contact:

ECON Investor Relations, Inc.
Dawn Van Zant, (800) 665-0411
dvanzant@investorideas.com

For Immediate Release

Eurotech, Ltd. Announces Cooperative Research and Development Agreement with US Air Force for Explosive Detection Technology

FAIRFAX, Va.--(BUSINESS WIRE)--November 26, 2002--Eurotech, Ltd. (AMEX:EUO -
News), www.eurotechltd.com, today announced that it has signed a Cooperative Research and Development Agreement (CRADA) with the United States Air Force. The objective of the CRADA is to jointly develop a system that will demonstrate the effectiveness of Eurotech's Acoustic CoreTM technology to non-intrusively detect explosive materials in cargo and/or vehicles. The CRADA Team will consist of personnel from the Company, US Air Force Air Mobility Battle Lab, and other USAF/Department of Defense personnel from the operating location, and technical experts as required.

Eurotech will provide the Acoustic CoreTM explosive detection system, including the data collection hardware, analysis software/hardware system, and technical guidance for operation. The Air Force will provide the necessary technical support for the trial activity phase and cargo pallets and/or vehicles for the demonstration phase. The Air Force Air Mobility Battle Lab will also arrange to provide the facilities, explosives and resources necessary to conduct the demonstrations. In general, USAF personnel will be responsible for the demonstration of the system with assistance from Eurotech, and Eurotech will be responsible for the setup and operation of the system with oversight and assistance from USAF personnel.

The program schedule is estimated to be four to six months in length and is divided into three phases. The first phase consists of collection of raw acoustic data from containers utilizing surrogate explosive targets and will be performed at Idaho National Environmental and Engineering Laboratories (INEEL). The second phase consists of collection of acoustic signatures of various explosive materials under a controlled environment within DOD facilities. The third phase consists of demonstration of technology capabilities within a field evaluation test.

Successful completion of this program could lead to potential acquisition programs using the technology to screen air cargo and within various DOD force protection tasks. Don Hahnfeldt, Eurotech's President commented, "This cooperation with the US Air Force in demonstrating the effectiveness of our ACTM technology in detecting explosives in cargo and transportation would be a major step forward in Eurotech's efforts to contribute toward improving safeguards and security of systems protecting our homeland and infrastructure."


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About Acoustic Core

Acoustic Core(TM) is a non-intrusive acoustic remote sensing technology developed for automated detection of illicit materials for use in computerized screening of containers, vehicles and humans. It can detect a broad range of illicit materials at high rates of speed and its low frequency acoustic energy is safe for human exposure. This makes the technology ideal for primary screening applications where large volumes of containers or humans need to be screened quickly and accurately such as in an airport or border crossing.

The technology is based on the scientific theory that all materials exhibit unique acoustic properties, which when quantitatively analyzed produce an acoustic fingerprint. This acoustic fingerprint is comprised of a material's spectral acoustic properties of impedance, sound velocity and absorption, which allow a computer to be programmed to automatically detect illicit materials such as plastic explosives. The acoustic fingerprint is obtained by transmitting short, rapid bursts of wide bandwidth acoustic energy, receiving the returned acoustic signal, and processing the returned acoustic energy utilizing proprietary Acoustic Core(TM) spectral analysis tools.

About Eurotech, Ltd.

Eurotech is a corporate asset manager seeking to acquire, integrate and optimize a diversified portfolio of manufacturing and service companies in various markets. Our mission is to build value in our emerging technologies and in the companies we acquire and own, providing each with the resources it needs to realize its strategic business potential. Our emerging technology business segment develops and markets chemical and electronic technologies designed for use in Homeland and Environmental Security.

Our portfolio of technologically advanced products includes (i) proprietary materials created to specifically solve the serious problems of how nuclear and other hazardous wastes are cost effectively contained, (ii) advanced performance materials for use in industrial products such as coatings and paints, (iii) automatic detection of explosives and illicit materials, and (iv) cryptographic systems for secure communications, all of which can be used in Homeland and Environmental Security. For additional information about Eurotech and its technologies please visit the Company website: www.eurotechltd.com.

"Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995 Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Eurotech, Ltd. officials during presentations about Eurotech, Ltd., are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.

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Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Eurotech, its technology, economic and market factors and the industries in which Eurotech, Ltd. does business, among other things. These statements are not guarantees of future performance and Eurotech, Ltd. has no specific intention to update these statements. More detailed information about those factors is contained in Eurotech Ltd.'s filings with the Securities and Exchange Commission.


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